UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2013

GUITAR CENTER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175270-07	26-0843262
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

GUITAR CENTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22207	95-4600862
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

5795 Lindero Canyon Road

Westlake Village, California 91362

(Address of principal executive offices, including zip code)

(818) 735-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 4, 2013, the Board of Directors of Guitar Center, Inc. (the “Company”) appointed Martin Hanaka to serve as a member of the Board of Directors, filling a vacancy created by the departure of Gregory Trojan in October 2012. As part of his duties as a member of the Board of Directors, Mr. Hanaka will serve as the interim Chief Executive Officer of the Company.  Mr. Hanaka replaces Gene Joly - Executive Vice President of Stores, Tim Martin - Executive Vice President and Chief Financial Officer, and Erick Mason - Executive Vice President and Chief Strategy Officer, who jointly functioned as the Office of the Chief Executive following Gregory Trojan’s resignation as Chief Executive Officer in October 2012.  Messrs. Joly, Martin and Mason will remain with the Company in their aforementioned principal roles.

Mr. Hanaka, age 63, has been Advisor of Golfsmith International Holdings Inc. since November 2012.  Mr. Hanaka previously served as a director and Chairman of the Board of Directors of Golfsmith International Holdings Inc. from April 2007 to November 2012, Chief Executive Officer from June 2008 to November 2012 and President from June 2008 to February 2012.

For his services as a member of the Board of Directors of the Company, Mr. Hanaka will receive base compensation equal to $1 million per year, which amount will be pro-rated based on the length of time he serves on the Board of Directors and as interim Chief Executive Officer, provided that Mr. Hanaka will be compensated for a minimum of three months.  He will also be eligible for an annual bonus of up to $400,000, which bonus opportunity will also be pro-rated based on the length of his service on the Board of Directors and as interim Chief Executive Officer.  The actual bonus to be awarded to Mr. Hanaka, if any, will be determined by the Compensation Committee of Guitar Center Holdings, Inc., the Company’s parent company, based on performance against financial, organizational and operational objectives to be agreed upon between the Compensation Committee and Mr. Hanaka.  Mr. Hanaka will also be reimbursed for certain expenses, including expenses relating to travel to and from his residence in Florida and living expenses while working at the Company’s executive offices in Westlake, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER HOLDINGS, INC.

Date: January 7, 2013	By:	/s/ Erick Mason
Erick Mason
Vice President

GUITAR CENTER, INC.

Date: January 7, 2013	By:	/s/ Erick Mason
Erick Mason
Executive Vice President